                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Pure Resources, Inc.

We consent to incorporation by reference in the registration statements No's. 333-48346, 333-34970, 333-37868 and 333-37870 on Form S-8 of Pure Resources,
Inc. of our report dated April 4, 2001, relating to the statements of revenue and direct operating expenses of the oil and gas properties acquired by Pure Resources, Inc. for the years ended December 31, 2000, 1999 and 1998, which report is included herein.



                                              KPMG LLP

Midland, Texas
April 13, 2001